Exhibit 99.1

Brooks Automation Reports Results of Second Quarter of Fiscal 2021, Ended
March 31, 2021, and Announces Quarterly Cash Dividend

Record Revenue and Continued Margin Expansion in Both Life Sciences and Semiconductor Solutions

CHELMSFORD, Mass., May 10, 2021 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the second fiscal quarter of 2021, ended March 31, 2021.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change vs.
	2021	2020	2020	Prior Qtr	Prior Year
Revenue	$287	$250	$220	15%	30%
Semiconductor Solutions	$157	$131	$125	20%	26%
Life Sciences	$130	$118	$95	10%	36%

Diluted EPS Continuing Operations	$0.32	$0.36	$0.12	(12)%	158%
Diluted EPS Total	$0.32	$0.35	$0.12	(9)%	158%

Non-GAAP Diluted EPS Continuing Operations	$0.61	$0.47	$0.25	30%	145%

Adjusted EBITDA	$71	$58	$35	23%	105%

Today the Company also announced plans to separate into two independent, publicly traded companies by establishing a standalone life sciences company, comprised of the Life Sciences business and a standalone automation company, comprised of the Semiconductor Solutions business. The separation is expected to be completed by end of the calendar year 2021 and does not affect the presentation of the financial statements included within this release. Please see the Company’s separate press release for further information.

Management Comments

“Record level revenue in the second quarter is yet another proof point of the strength and continued momentum of our Life Sciences and Semiconductor Solutions businesses,” commented Steve Schwartz, President and CEO. “While today’s separation announcement reflects years of strategic investment and innovation, we believe that the Life Sciences and Semiconductor Solutions businesses are now of size and scale to operate and benefit from their own standalone structures. Looking ahead, we see strong demand in both businesses supporting continued acceleration as we enter the second half of our fiscal year.”

Summary of GAAP Results

Second Quarter, Fiscal 2021

●	Revenue for the second quarter was $287 million, up 30% year over year, supported by growth in both Life Sciences and Semiconductor Solutions. Diluted EPS from continuing operations was $0.32 per share compared to $0.12 per share in the second quarter of 2020.
●	Life Sciences revenue of $130 million grew 36% year over year. Year-over-year organic growth was also 36%. Life Sciences Products grew 69% year over year, and Life Sciences Services grew 20%. Excluding the effect of the recent exit of the RUCDR alliance, Life Science Services grew 28%.
●	Semiconductor Solutions revenue was $157 million, an increase of 26% year over year.
●	Operating income was $31 million, compared to $15 million in the second quarter of 2020. Operating margin was 10.6%, up 400 basis points year over year and was driven by gross margin of 44.4%, up 340 basis points year over year. The gross profit result in the second quarter of 2021 includes a charge of approximately $5 million related to liabilities for import tariffs. Operating expenses in the quarter include approximately $12 million in unallocated corporate expenses related to strategic M&A initiatives, including the preparation to separate the two businesses.

In the following analysis of the non-GAAP results, Brooks adjusted the GAAP results to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers and/or representative of the normal operations of the business. In this context, the Company has removed the effect of the charge in the second quarter of 2021 related to liabilities for import tariffs related to imports in prior fiscal years. The cost of import tariffs which pertain to the current fiscal year imports remain in the results discussed below. A description of all adjustments and reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follow the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Summary of Non-GAAP Results for Continuing Operations

Second Quarter, Fiscal 2021

●	Diluted EPS for the second quarter was $0.61, up 145% year over year.
●	Operating income was $58 million, an increase of 124% year over year, and operating margin was 20.2%, up 850 basis points year over year. Gross margin of 47.1% was up 490 basis points year over year. Year-over-year gross margin expansion in both Life Sciences and Semiconductor Solutions drove this improvement.
●	Life Sciences operating margin was 19.0%, up from 8.5% in the prior year. The year-over-year improvement was driven by gross margin of 50.5%, up 460 basis points year over year. An additional 590 basis points improvement came from operating leverage, as revenue grew 36% year over year while operating expense only grew 15% year over year. The 460 basis point year-over-year improvement in Life Sciences gross margin was driven by performance improvement of 280 basis points and 180 basis points of favorable mix as a result of exiting the RUCDR alliance agreement.
●	Semiconductor Solutions operating margin was 21.2%, an increase of 780 basis points from the prior year. Gross margin was 44.4%, up 490 basis points year over year, driven by growth and favorable mix in vacuum robots and systems.
●	Adjusted EBITDA was $71 million, up 105% from the second quarter of 2020 and 23% sequentially.

Cash and Liquidity

●	Cash flow from operations was $34 million for the quarter, an increase of $9 million year over year, when excluding from the second quarter of fiscal year 2020 period, the $92 million of taxes paid by the Company related to its sale of the semiconductor cryogenics business in fiscal year 2019.

●	The Company ended the second fiscal quarter of 2021 with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $334 million. With total debt of $50 million, net cash was $284 million. Subsequent to the quarter end, on April 29, 2021, the Company acquired Precise Automation, Inc. for $70 million in cash, subject to working capital and other adjustments.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 25, 2021 to stockholders of record on June 4, 2021. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Third Quarter Fiscal 2021

The Company announced revenue and earnings guidance for the third quarter of fiscal 2021. Revenue is expected to be in the range of $300 million to $320 million and non-GAAP diluted earnings per share is expected to be in the range of $0.65 to $0.75. GAAP diluted earnings per share for the third fiscal quarter is expected to be in the range of $0.46 to $0.56.

Conference Call and Webcast

Brooks management will webcast its second quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-913-8744 (US & Canada only) or +1-212-271-4615 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks (Nasdaq: BRKS) is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide. The Company's Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Brooks Life Sciences' GENEWIZ division is a leading provider of gene sequencing and gene synthesis services. With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world's leading semiconductor chip makers and equipment manufacturers. Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

BROOKS INVESTOR CONTACTS:

Sara Silverman

Director of Investor Relations

Brooks Automation

978.262.2635

sara.silverman@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.4301

sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Revenue
Products	$190,369	$139,144	$349,985	$271,006
Services	96,217	81,083	186,104	159,721
Total revenue	286,586	220,227	536,089	430,727
Cost of revenue
Products	105,581	83,970	197,084	163,941
Services	53,731	45,976	98,603	91,519
Total cost of revenue	159,312	129,946	295,687	255,460
Gross profit	127,274	90,281	240,402	175,267
Operating expenses
Research and development	16,943	15,322	33,026	29,723
Selling, general and administrative	79,734	59,809	145,763	119,152
Restructuring charges	92	578	179	1,154
Total operating expenses	96,769	75,709	178,968	150,029
Operating income	30,505	14,572	61,434	25,238
Interest income	18	137	94	836
Interest expense	(452)	(718)	(1,008)	(1,455)
Other income (expenses), net	149	(1,399)	1,478	(1,816)
Income before income taxes	30,220	12,592	61,998	22,803
Income tax provision	6,288	3,400	11,058	437
Income from continuing operations	23,932	9,192	50,940	22,366
Loss from discontinued operations, net of tax	(184)	(65)	(1,164)	(182)
Net income	$23,748	$9,127	$49,776	$22,184
Basic net income per share:
Income from continuing operations	$0.32	$0.12	$0.69	$0.30
Loss from discontinued operations, net of tax	(0.00)	(0.00)	(0.02)	(0.00)
Basic net income per share	$0.32	$0.12	$0.67	$0.30
Diluted net income per share:
Income from continuing operations	$0.32	$0.12	$0.68	$0.30
Loss from discontinued operations, net of tax	(0.00)	(0.00)	(0.02)	(0.00)
Diluted net income per share	$0.32	$0.12	$0.67	$0.30

Weighted average shares outstanding used in computing net income per share:
Basic	74,265	73,708	74,142	73,331
Diluted	74,414	73,789	74,367	73,752

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31,	September 30,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$320,105	$295,649
Marketable securities	101	67
Accounts receivable, net	225,389	188,291
Inventories	127,987	114,834
Prepaid expenses and other current assets	50,908	50,612
Total current assets	724,490	649,453
Property, plant and equipment, net	132,420	117,665
Long-term marketable securities	3,485	3,101
Long-term deferred tax assets	9,864	4,979
Goodwill	513,093	501,536
Intangible assets, net	209,899	218,325
Other assets	70,845	64,066
Total assets	$1,664,096	$1,559,125
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$414	$827
Accounts payable	77,741	61,758
Deferred revenue	36,793	31,357
Accrued warranty and retrofit costs	8,044	8,201
Accrued compensation and benefits	38,504	43,267
Accrued restructuring costs	58	181
Accrued income taxes payable	23,889	10,094
Accrued expenses and other current liabilities	80,203	55,433
Total current liabilities	265,646	211,118
Long-term debt	49,653	49,588
Long-term tax reserves	19,707	19,168
Long-term deferred tax liabilities	15,442	17,798
Long-term pension liabilities	6,353	6,406
Long-term operating lease liabilities	32,749	31,855
Other long-term liabilities	8,520	9,578
Total liabilities	398,070	345,511
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,755,666 shares issued and 74,293,797 shares outstanding at March 31, 2021, 87,293,710 shares issued and 73,831,841 shares outstanding at September 30, 2021	878	873
Additional paid-in capital	1,959,619	1,942,850
Accumulated other comprehensive income	22,637	21,919
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(516,152)	(551,072)
Total stockholders' equity	1,266,026	1,213,614
Total liabilities and stockholders' equity	$1,664,096	$1,559,125

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended
	March 31,
	2021	2020
Cash flows from operating activities
Net income	$49,776	$22,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,543	33,079
Stock-based compensation	14,191	8,624
Amortization of premium on marketable securities and deferred financing costs	113	94
Deferred income taxes	(10,161)	(9,477)
Other gains on disposals of assets	51	125
Adjustment to the gain on divestiture, net of tax	948	319
Taxes paid stemming from divestiture	—	(91,500)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(35,033)	(12,670)
Inventories	(11,301)	(9,094)
Prepaid expenses and current assets	3,157	5,374
Accounts payable	14,136	5,807
Deferred revenue	4,659	(1,478)
Accrued warranty and retrofit costs	(261)	735
Accrued compensation and tax withholdings	(5,371)	(522)
Accrued restructuring costs	(124)	(112)
Accrued expenses and current liabilities	21,619	8,455
Net cash provided by (used in) operating activities	77,942	(40,057)
Cash flows from investing activities
Purchases of property, plant and equipment	(25,531)	(21,170)
Purchases of marketable securities	(75)	(10,843)
Sales of marketable securities	25	2,492
Maturities of marketable securities	—	42,226
Adjustment to proceeds from divestiture	(1,802)	—
Acquisitions, net of cash acquired	(15,061)	(15,743)
Issuance of a note receivable	—	(1,000)
Net cash used in investing activities	(42,444)	(4,038)
Cash flows from financing activities
Proceeds from term loans, net of discount	—	—
Proceeds from issuance of common stock	2,583	2,330
Payments of financing costs	—	—
Principal payments on debt	(414)	(414)
Payments of finance leases	(638)	(639)
Common stock dividends paid	(14,856)	(14,747)
Net cash used in financing activities	(13,325)	(13,470)
Effects of exchange rate changes on cash and cash equivalents	6,051	(1,803)
Net increase (decrease) in cash, cash equivalents and restricted cash	28,224	(59,368)
Cash, cash equivalents and restricted cash, beginning of period	302,526	305,171
Cash and cash equivalents and restricted cash, end of period	$330,750	$245,803

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$320,105	$242,274
Short-term restricted cash included in prepaid expenses and other current assets	3,570	3,529
Long-term restricted cash included in other assets	7,075	—
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$330,750	$245,803

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. For the three and six months ended March 31, 2021, management has excluded a charge related to liabilities for import tariffs related to imports in prior fiscal years. The cost of import tariffs which pertain to the current fiscal year imports were not removed from non-GAAP results.   Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2021		December 31, 2020		March 31, 2020
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income from continuing operations	$23,932	$0.32	$27,007	$0.36	$9,192	$0.12
Adjustments:
Amortization of intangible assets	9,920	0.13	9,745	0.13	10,355	0.14
Restructuring charges	92	0.00	87	0.00	578	0.01
Tariff adjustment	5,497	—	—	—	—	—
Merger and acquisition costs	11,843	0.16	2,991	0.04	279	0.00
Tax adjustments (1)	639	0.01	(1,999)	(0.03)	1,046	0.01
Tax effect of adjustments	(6,283)	(0.08)	(2,880)	(0.04)	(2,997)	(0.04)
Non-GAAP adjusted net income from continuing operations	$45,640	$0.61	$34,951	$0.47	$18,453	$0.25
Stock based compensation, pre-tax	6,710	0.09	6,710	0.09	4,214	0.06
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	5,704	0.08	5,704	0.08	3,582	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$51,344	$0.69	$40,655	$0.55	$22,035	$0.30

Shares used in computing non-GAAP diluted net income per share	—	74,414	—	74,283	—	73,789

	Six Months Ended
	March 31, 2021		March 31, 2020
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$50,940	$0.68	$22,366	$0.30
Adjustments:
Amortization of intangible assets	19,665	0.26	20,940	0.28
Restructuring charges	179	0.00	1,154	0.02
Tariff adjustment	5,497	0.07	—	—
Merger and acquisition costs	14,834	0.20	473	0.01
Tax adjustments (1)	(1,359)	(0.02)	(4,167)	(0.06)
Tax effect of adjustments	(9,165)	(0.12)	(5,676)	(0.08)
Non-GAAP adjusted net income from continuing operations	$80,591	$1.08	$35,090	$0.48
Stock-based compensation, pre-tax	14,191	0.19	8,624	0.12
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	12,062	$0.16	7,330	0.10
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$92,653	$1.25	$42,420	$0.58

Shares used in computing non-GAAP diluted net income per share	—	74,367	—	73,752

(1)	Tax adjustments primarily related to stock compensation windfall benefit. The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended March 31, 2021 and 2020 to the non-GAAP full year tax rate. The Company elected to exclude a deferred tax benefit realized in the three month period ended March 31, 2020 related to the extension of the 15 percent tax rate incentive in China.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2021	2020	2020	2021	2020
GAAP net income	$23,748	$26,028	$9,127	$49,776	$22,184
Adjustments:
Less: Loss from discontinued operations	184	979	65	1,164	182
Less: Interest income	(18)	(76)	(137)	(94)	(836)
Add: Interest expense	452	556	718	1,008	1,455
Add: Income tax benefit	6,288	4,770	3,400	11,058	437
Add: Depreciation	5,877	6,001	6,247	11,878	12,139
Add: Amortization of completed technology	2,319	2,389	2,740	4,708	5,415
Add: Amortization of customer relationships and acquired intangible assets	7,601	7,356	7,615	14,957	15,525
Earnings before interest, taxes, depreciation and amortization	$46,451	$48,003	$29,775	$94,455	$56,501

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2021	2020	2020	2021	2020
Earnings before interest, taxes, depreciation and amortization	$46,451	$48,003	$29,775	$94,455	$56,501
Adjustments:
Add: Stock-based compensation	7,481	6,710	4,214	14,191	8,624
Add: Restructuring charges	92	87	578	179	1,154
Add: Merger and acquisition costs	11,843	2,991	279	14,834	473
Add: Tariff adjustment	5,497	—	—	5,497	—
Adjusted earnings before interest, taxes, depreciation and amortization	$71,364	$57,791	$34,846	$129,156	$66,752

	Quarter Ended
Dollars in thousands	March 31, 2021		December 31, 2020		March 31, 2020
GAAP gross profit/margin percentage	$127,274	44.4%	$113,128	45.3%	$90,281	41.0%
Adjustments:
Amortization of completed technology	2,319	0.8	2,389	1.0	2,740	1.2
Tariff adjustment	5,497	1.9
Non-GAAP adjusted gross profit/gross margin percentage	$135,090	47.1%	$115,517	46.3%	$93,021	42.2%

	Six Months Ended
Dollars in thousands	March 31, 2021		March 31, 2020
GAAP gross profit/margin percentage	$240,402	44.8%	$175,267	40.7%
Adjustments:
Amortization of completed technology	4,708	0.9	5,415	1.3
Tariff adjustment	5,497	1.0
Non-GAAP adjusted gross profit/gross margin percentage	$250,607	46.7%	$180,682	41.9%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	March 31, 2021		December 31, 2020		March 31, 2020
GAAP gross profit/margin percentage	$69,413	44.2%	$55,789	42.5%	$48,637	38.9%
Adjustments:
Amortization of completed technology	298	0.2	384	0.3	722	0.6
Non-GAAP adjusted gross profit/margin percentage	$69,711	44.4%	$56,173	42.8%	$49,359	39.5%

	Brooks Life Sciences Products						Brooks Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	March 31, 2021		December 31, 2020		March 31, 2020		March 31, 2021		December 31, 2020		March 31, 2020
GAAP gross profit/margin percentage	$24,051	45.9%	$20,531	45.1%	$13,380	43.2%	$33,813	43.8%	$36,810	50.7%	$28,283	44.0%
Adjustments:
Amortization of completed technology	280	0.5	273	0.6	292	0.9	1,741	2.3	1,732	2.4	1,725	2.7
Tariff adjustment	—	—					5,497	7.1	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$24,331	46.5%	$20,804	45.7%	$13,672	44.1%	$41,051	53.2%	$38,542	53.1%	$30,008	46.7%

	Brooks Life Sciences Total
	Quarter Ended
Dollars in thousands	March 31, 2021		December 31, 2020		March 31, 2020
GAAP gross profit/margin percentage	$57,864	44.7%	$57,341	48.5%	$41,663	43.7%
Adjustments:
Amortization of completed technology	2,021	1.6	2,005	1.7	2,017	2.1
Tariff adjustment	5,497	4.2	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$65,382	50.5%	$59,346	50.2%	$43,680	45.8%

	Brooks Semiconductor Solutions Group
	Six Months Ended
Dollars in thousands	March 31, 2021		March 31, 2020
GAAP gross profit/margin percentage	$125,202	43.4%	$94,936	39.0%
Adjustments:
Amortization of completed technology	682	0.2	1,455	0.6
Non-GAAP adjusted gross profit/margin percentage	$125,884	43.6%	$96,391	39.5%

	Brooks Life Sciences Products				Brooks Life Sciences Services
	Six Months Ended				Six Months Ended
Dollars in thousands	March 31, 2021		March 31, 2020		March 31, 2021		March 31, 2020
GAAP gross profit/margin percentage	$44,582	45.6%	$25,758	42.4%	$70,623	47.1%	$54,590	43.2%
Adjustments:
Amortization of completed technology	553	0.6	585	1.0	3,473	2.3	3,375	2.7
Tariff adjustment	—	—	—	—	5,497	3.7	—	—
Non-GAAP adjusted gross profit/margin percentage	$45,135	46.1%	$26,343	43.4%	$79,593	53.1%	$57,965	45.9%

	Brooks Life Sciences Total
	Six Months Ended
Dollars in thousands	March 31, 2021		March 31, 2020
GAAP gross profit/margin percentage	$115,205	46.5%	$80,348	43.0%
Adjustments:				-
Amortization of completed technology	4,026	1.6	3,960	2.1
	5,497	2.2	—	—
Non-GAAP adjusted gross profit/margin percentage	$124,728	50.4%	$84,308	45.1%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences Products			Brooks Life Sciences Services			Brooks Life Sciences Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2021	2020	2020	2021	2020	2020	2021	2020	2020	2021	2020	2020
GAAP operating profit	$33,004	$21,154	$15,984	$10,935	$7,669	$1,852	$6,168	$12,579	$4,248	$17,103	$20,248	$6,100
Adjustments:
Amortization of completed technology	298	384	722	280	273	292	1,741	1,732	1,725	2,021	2,005	2,017
Tariff adjustment	—	—	—	—	—	—	5,497	—	—	5,497	—	—
Non-GAAP adjusted operating profit	$33,302	$21,538	$16,706	$11,215	$7,942	$2,144	$13,406	$14,311	$5,973	$24,621	$22,253	$8,117

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2021	2020	2020	2021	2020	2020	2021	2020	2020
GAAP operating profit (loss)	$50,107	$41,402	$22,084	$(19,602)	$(10,474)	$(7,512)	$30,505	$30,928	$14,572
Adjustments:
Amortization of completed technology	2,319	2,389	2,739	—	—	—	2,319	2,389	2,739
Tariff adjustment	5,497	—	—	—	—	—	5,497	—	—
Amortization of customer relationships and acquired intangible assets	—	—	—	7,601	7,356	7,615	7,601	7,356	7,615
Restructuring charges	—	—	—	92	87	578	92	87	578
Merger and acquisition costs	—	—	—	11,843	2,991	279	11,843	2,991	279
Non-GAAP adjusted operating profit (loss)	$57,923	$43,791	$24,823	$(66)	$(40)	$960	$57,857	$43,751	$25,783

	Brooks Semiconductor Solutions Group		Brooks Life Sciences Products		Brooks Life Sciences Services		Brooks Life Sciences Total
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP operating profit	$54,158	$30,252	$18,604	$1,921	$18,747	$8,211	$37,351	$10,132
Adjustments:
Amortization of completed technology	682	1,455	553	585	3,473	3,375	4,026	3,960
Tariff adjustment	—	—	—	—	5,497	—	5,497	—
Non-GAAP adjusted operating profit	$54,840	$31,707	$19,157	$2,506	$27,717	$11,586	$46,874	$14,092

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2021	2020	2021	2020	2021	2020
GAAP operating profit (loss)	$91,509	$40,384	$(30,075)	$(15,146)	$61,434	$25,238
Adjustments:
Amortization of completed technology	4,708	5,415	—	—	4,708	5,415
Tariff adjustment	5,497	—	—	—	5,497	—
Amortization of customer relationships and acquired intangible assets	—	—	14,957	15,525	14,957	15,525
Restructuring charges	—	—	179	1,154	179	1,154
Merger and acquisition costs	—	—	14,834	473	14,834	473
Restructuring related charges	—	—	—	—	—	—
Non-GAAP adjusted operating profit (loss)	$101,714	$45,799	$(105)	$2,006	$101,609	$47,805